As filed with the Securities and Exchange Commission on August 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4183498
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4042 Park Oaks Blvd Suite 350 Tampa, Florida (Address of Principal Executive Offices)	33610 (Zip Code)

Lazydays Holdings, Inc. Amended and Restated 2018 Long Term Incentive Plan

(Full title of the plan)

Robert DeVincenzi

Interim Chief Executive Officer

Lazydays Holdings, Inc.

4042 Park Oaks Boulevard

Suite 350

Tampa, Florida 33610

(Name and address of agent for service)

(813) 246-4999

(Telephone number, including area code, of agent for service)

With a copy to:

Robert J. Grammig

Kristin L. Padgett

Holland & Knight LLP

100 North Tampa Street

Suite 4100

Tampa, Florida 33602

(813) 227-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Lazydays Holdings, Inc. is filing this Registration Statement to register an additional 510,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), for issuance under the Lazydays Holdings, Inc. Amended and Restated 2018 Long Term Incentive Plan (the “Amended 2018 Plan”). An amendment to increase the number of shares available to be awarded under the Amended 2018 Plan by 510,000 was described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 29, 2022, and was approved by the Company’s stockholders on June 9, 2022.

The Company previously filed a Registration Statement on Form S-8 on August 31, 2018 (File No. 333-227155) to register 3,824,566 shares of Common Stock then authorized for issuance under the Lazydays Holdings, Inc. 2018 Long Term Incentive Plan, and on June 5, 2019, the Company filed a Registration Statement on Form S-8 (File No. 333-231973) to register an additional 600,000 shares (the “Existing Form S-8s”).

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on the Existing Form S-8s are incorporated into this Form S-8 by reference except to the extent supplemented, amended or superseded by the information set forth in this Form S-8. Only those items of Form S-8 containing new information not contained in the Existing Form S-8s are presented in this Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

(a)	Annual Report on Form 10-K, filed with the SEC on March 11, 2022;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 6, 2022, and Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2022, filed with the SEC on June 3, 2022;

(c)	Current Reports on Form 8-K, filed with the SEC on January 4, 2022, January 7, 2022, February 24, 2022, March 14, 2022, March 16, 2022, May 17, 2022, June 3, 2022, June 13, 2022 and July 19, 2022; and

(d)	The description of our common stock contained in the “Description of Holdco Securities” included in the registration statement on Form S-4 filed with the SEC on November 22, 2017, as amended, and incorporated by reference into the Form 8-A, filed with the SEC on March 15, 2018, as amended by the description of our common stock contained in the registration statement on Form S-1, as amended, filed with the SEC on November 23, 2021, and any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Attention: Investor Relations

Lazydays Holdings, Inc.

4042 Park Oaks Boulevard

Suite 350

Tampa, Florida 33610

Telephone: (813) 204-4099

E-mail: investors@lazydays.com

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Item 8. Exhibits.

Exhibit No.	Description
5.1*	Opinion of Holland & Knight LLP.
10.1	Lazydays Holdings, Inc. Amended and Restated 2018 Long Term Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A, filed on April 29, 2022).
23.1*	Consent of Holland & Knight LLP (included in Exhibit 5.1).
23.2*	Consent of RSM US LLP.
23.3*	Consent of Marcum LLP.
24.1*	Power of Attorney (included in the signature page to the Registration Statement).
107*	Filing Fee Table.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 31st day of July, 2022.

LAZYDAYS HOLDINGS, INC.

By:	/s/ Robert DeVincenzi
Name:	Robert DeVincenzi
Title:	Interim Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert DeVincenzi and Nicholas J. Tomashot, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert DeVincenzi	Interim Chief Executive Officer and	July 31, 2022
Robert DeVincenzi	Director
(Principal Executive Officer)

/s/ Nicholas J. Tomashot	Chief Financial Officer	July 31, 2022
Nicholas J. Tomashot	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Jerry Comstock	Director	July 31, 2022
Jerry Comstock

/s/ James J. Fredlake	Director	July 31, 2022
James J. Fredlake

/s/ Jordan Gnat	Director	July 31, 2022
Jordan Gnat

/s/ Erika Serow	Director	July 31, 2022
Erika Serow

/s/ Christopher S. Shackelton	Director	July 31, 2022
Christopher S. Shackelton